UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2016

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10776 (Commission File Number)	25-0530110 (IRS Employer Identification No.)

3000 GSK Drive Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 787-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On April 14, 2016, Calgon Carbon Corporation, a Delaware corporation (the “Company”) and Calgon Carbon Investments, Inc. (the “Buyer”) entered into a binding offer (the “Put Agreement”) with Arkema France S.A. (“Arkema”) for the acquisition of Arkema’s Activated Carbon and Filtration Media Business (the “Business”).  Pursuant to the terms of the Put Agreement, after completion of the consultation process with Arkema’s French works council, and subject to certain conditions, Arkema had the right to require the Buyer and the Company to enter into an Asset and Share Purchase Agreement (the “Purchase Agreement”) with CECA, S.A., a French société anonyme (“CECA”), Arkema S.r.l, an Italian limited liability company (“Arkema Italy”) and Arkema Shanghai Distribution Co Ltd, a company incorporated under the laws of the People’s Republic of China (“Arkema Shanghai”, and together with CECA and Arkema,  the “Sellers”) providing for the purchase by the Buyer from the Sellers of (a) all of the outstanding quotas issued by CECA Italiana S.r.l., an Italian limited liability company (the “Shares”) and (b) those certain assets and the assumption of certain liabilities related to the Business (collectively, the “Assets”).

Following the completion of consultations with certain of Arkema’s work council, Chemviron France SAS, a company (société par actions simplifiée) organized under the laws of France (the “Purchaser”), the Company as (the “Purchaser’s Guarator”), CECA, Arkema Italy, Arkema Shanghai and Arkema executed a definitive Asset and Share Purchase Agreement on July 25, 2016 (the “Definitive Purchase Agreement”).

Pursuant to the terms of the Definitive Purchase Agreement, the Purchaser will purchase 100% of the Shares and Assets from the Sellers for a cash purchase price of €137.7 million plus the assumption of unfunded pension liabilities of approximately €7.8 million, and subject to working capital adjustments.

The Company expects to finance the transaction through a combination of cash and debt.

The completion of the transaction is subject to receipt of customary closing conditions.  The Definitive Purchase Agreement may be terminated under certain circumstances, including by either party if the acquisition has not been completed by March 1, 2017. The Company currently anticipates that the acquisition will be completed in the fourth quarter of 2016.

The foregoing discussion of the Definitive Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Definitive Purchase Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Asset and Share Purchase Agreement by and among CECA, S.A., Arkema S.r.l, Arkema Shanghai Distribution Co Ltd, Arkema France, Chemviron France SAS and Calgon Carbon Corporation dated July 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION

July 29, 2016	By:	/s/ Chad Whalen
		Name:	Chad Whalen
		Title:	Senior Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Asset and Share Purchase Agreement by and among CECA, S.A., Arkema S.r.l, Arkema Shanghai Distribution Co Ltd, Arkema France, Chemviron France SAS and Calgon Carbon Corporation dated July 25, 2016